Exhibit 99.1

Mellanox Sends Letter to Shareholders

Emphasizing Importance of EGM Proposals to Maximize Shareholder Choice

Highlights Successful Execution of Long-Term Growth Strategy and Focus on Operating Margin Improvement

Company Strongly Positioned to Continue Realizing Benefits of

Prior Investments to Fuel Innovation and Growth

SUNNYVALE, Calif. and YOKNEAM, Israel – March 12, 2018 – Mellanox Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end smart interconnect solutions for data center servers and storage systems, today announced that its Board of Directors is mailing a letter to shareholders emphasizing the importance of the Company’s extraordinary general meeting of shareholders and highlighting its long-term growth strategy and focus on operating margin improvement.

The full text of the letter follows:

March 12, 2018

Dear Fellow Shareholders,

On behalf of the Mellanox Board of Directors, we are writing to you today to emphasize that we believe calling an extraordinary general meeting of shareholders (EGM) is essential to protecting shareholder choice, to reiterate that continued successful execution of our long-term growth strategy is delivering value and to provide some clarity to certain perspectives in the marketplace.

The EGM Proposals Reflect Our Board’s Commitment to Best-in-Class Governance

At Mellanox’s EGM in May 2018, shareholders will be asked to vote in favor of two best-in-class governance proposals, designed to enhance shareholder choice in a contested election by allowing shareholders to vote for the director candidates who they believe will best guide Mellanox’s strategy and success over the long term.

First, you will be asked to establish plurality voting in the event of a contested election. With a plurality voting standard, which has been adopted by the vast majority of U.S.-listed companies in the event of contested elections, the Board would consist of the director nominees gaining the greatest number of votes and all of the directors who serve on the Board would be elected directly by shareholders. Under our current majority voting structure, it would be possible for fewer than 11 director candidates to receive the necessary votes to get elected, leaving vacancies to be filled by those majority-elected directors rather than by you, our shareholders. Such an outcome becomes particularly likely in contested elections, where votes may be split among a larger number of nominees.

Second, you will be asked to vote in favor of the use of universal proxy cards, which would require any nominee to the Board to consent to being named as a nominee in any proxy statement or proxy card used in connection with the general meeting at which directors will be elected. The adoption of universal proxy cards will provide for all nominees put forth by either the Board or any shareholder of Mellanox to be listed together on one universal proxy card, enabling shareholders to elect any combination of director nominees they choose. Under our current rules, shareholders may only validly submit one proxy, meaning they cannot easily cast votes for nominees from both proxies as they could when voting in person.

The EGM is an Essential Step to Protect Shareholder Choice and Interests

We strongly believe that the composition of the Mellanox Board of Directors should reflect the true intentions of our shareholders. We have carefully taken into consideration many different factors, including a detailed consideration of all relevant U.S. and Israeli legal requirements. We have scheduled the EGM as soon as practicable in order to ensure that all shareholders’ voices will be heard.

On January 17, 2018, without warning and despite what we believed to be constructive discussions, Starboard Value nominated a full slate of directors to the Mellanox Board with the intention of replacing all of the current directors and taking control of the Company. Thus, the decisions made at the Company’s annual general meeting of shareholders (AGM) will truly affect the future of Mellanox. In light of this, the Mellanox Board, in consultation with our independent financial and legal advisors, immediately conducted a comprehensive assessment on how to proceed in the best interests of its shareholders. This review made it clear that updating Mellanox’s proxy voting mechanics to better align them with best practice in a contested election is an essential first step and one that needs to be addressed before the 2018 AGM.

The Mellanox Board believes that shareholders will place far greater value on the freedom to choose the Board they want, without fear of unintended consequences, than on what amounts to a brief delay in the Company’s historical AGM schedule.

Executing Our Long-Term Growth Strategy to Deliver Shareholder Value

Mellanox employs a careful and thoughtful approach to investing and planning and, as our past investments continue to yield impressive results, we remain well-positioned to further benefit from our long-term growth strategy.

With a total addressable market size of approximately $10.6 billion1 forecasted in 2021, the Ethernet segment represents a highly attractive growth opportunity for the Company. We began investing in R&D efforts related to Ethernet technology in 2013. The Ethernet design wins we are now seeing across our product suite are the rewards of our focus on innovation through R&D and investing in the future. This focused investment strategy has enabled us to outpace our competitors since 2010, with Mellanox now being the leader in innovative end-to-end solutions for connecting servers and storage platforms, holding the #1 or #2 position in many of the key markets in which we operate.

In fiscal 2017, the Company made significant strategic investments to complete its data center-focused portfolio. Specifically:

•	Improving InfiniBand competitive strength in AI and HPC markets through InfiniBand 200Gb/s generation, to be introduced shortly;

•	Developing the BlueField family of products from our EZchip acquisition, which provides Mellanox access to a $2 billion addressable system-on-a-chip (SoC) market[2]; and

•	Increasing the deployment of Spectrum Ethernet Switch platforms.

[1]	Crehan Research, Linley Group, LightCounting; Switches and Adapters
[2]	Infonetics Research: The Linley Group and EZchip, July 2014

Strongly Positioned to Continue Realizing the Benefits of Our Prior Investments

Our emphasis on R&D has enabled us to create the most cutting-edge solutions in the industry, resulting in consistent revenue growth, averaging 27% on a pro forma basis since the Company’s initial public offering in 2007. Our fiscal 2017 results demonstrate the successful execution of our multi-year revenue diversification strategy and our leadership position in 25Gb+ Ethernet adapters. Notably, our Ethernet switch business in the 25Gb+ segment grew 41% sequentially in the fourth quarter of 2017, as customers around the world increasingly adopted our Ethernet products.

These trends are holding firm, and customer transition from 10Gb/s to 25Gb+ Ethernet adapters is accelerating across the board – we believe in large part due to Mellanox. We foresaw this industry shift, which is why we made the right investments and worked so diligently to position our business to have the technology and capacity to capture market share and meet demand when the transition began. In fact, we recently raised our guidance estimates for the first quarter of 2018. Based on the mid-point of our guidance, we expect to deliver around 30% year-over-year growth in revenue and 11% operating margin expansion. Importantly, our strong financial performance was a direct result of the investments we made years before in 25Gb+ Ethernet technology.

Executing a Disciplined Campaign to Dramatically Drive Operating Margin Improvements

Mellanox is also focused on expanding market share and improving operating margins. We are committed to achieving these objectives, while maintaining our competitive advantage of superior technology for the long term. We are rationalizing our product portfolio and focusing our investment on businesses with the greatest potential for growth and highest return on investment capital. Due to our ongoing cost-cutting initiatives, we continue to reduce our operating expenses. Recently, we announced that we are ceasing investment in a new generation of network processing family of products, and discontinuing our development in 1550 nanometer silicon photonics.

The Board and management team are fully focused on executing the Company’s strategy of driving sustainable growth, which we are seeing in the accelerated adoption of key products across the customer base, while at the same time delivering on our commitment to more efficiently manage costs. In line with our strategy, we plan to end fiscal 2018 with operating margins in the 20%+ range. And as we scale faster with our Ethernet solutions, we anticipate growing and driving further efficiencies to reach operating margins in the 30s.

Mellanox is, and Will Continue to Be, a Growth Story

Mellanox has been executing on our growth strategy, and we are delivering positive results. The tremendous growth and success we have achieved is a culmination of years of carefully planned investment, as well as a direct result of our Board and management team’s extensive expertise and dedication to research and development. We are seeing significant design wins across our product suite, penetrating key markets and building traction with customers.

The value we have created over the past two quarters is the result of the widespread adoption of 25Gb+ technology in every major market around the world – a trend for which Mellanox has long anticipated and planned. In short, our R&D strategy is working and proven in our financial results. Cost cuts can drive profitability in the short term, but they can also stifle innovation and growth and have limited upside over the long term, particularly if they are undertaken to meet specific operating margin targets and not with a view towards sustainable value creation. Growth takes vision, time, investment, expertise and patience – but the upside is significant and more sustainable than financial engineering. That is the true long-term value we are creating at Mellanox for all shareholders.

New Independent Directors Further Enhance Our Diverse, Highly-Qualified Board

Committed to Shareholder Value Creation

Mellanox has a diverse and experienced Board that is actively engaged in overseeing the execution of our strategy to continue to increase revenue, expand market share and improve our operating margins. Our Board is composed of 11 highly qualified and experienced directors, nine of whom are independent and all of whom are seasoned leaders committed to driving shareholder value.

Notably, our Board recently welcomed two new, independent directors, Steve Sanghi and Umesh Padval, concluding our search that began last year to fill two vacant board seats. As CEO of Microchip since 1991, Steve has established himself as one of the best operators in the semiconductor industry with a proven ability to drive profitable growth and value creation. Since joining the board of Integrated Device Technology in 2008, Umesh has seen significant operating margin expansion and stock price appreciation, resulting in over 5x market cap growth during his tenure. Each is a skilled and deeply knowledgeable leader who brings new perspectives and extensive semiconductor industry knowledge to our team. We are confident that their leadership abilities will be invaluable to Mellanox as we continue to execute on our strategic plan.

The EGM Will Ensure That Your Voice Will Be Heard

Rushing into an AGM with our existing voting policies puts our company, shareholders and progress at risk. Mellanox, like many Israel-domiciled corporations, does not have articles of association that provide for a fair and transparent contested election. The unintended consequences of rushing into an AGM without first solving for the majority vote standard and establishing a universal proxy card could be exploited at the expense of Mellanox and its shareholders.

This year’s EGM was scheduled on approximately the same timeline as our 2017 uncontested AGM. In light of the requirement to hold the EGM first, the AGM has been pushed out. Following the EGM, we intend to immediately begin the process of scheduling the AGM, which we anticipate holding on July 25, 2018, in accordance with the Israeli Companies Law and Mellanox’s articles of association.

The Mellanox Board of Directors will be sending you proxy materials shortly so that you can vote to approve these best-in-class governance proposals: establishing plurality voting and requiring the use of universal proxy cards in the event of contested elections. Preliminary copies of the proxy materials have been filed with the U.S. Securities and Exchange Commission and are publicly available on our website at ir.mellanox.com/financials.cfm.

The Mellanox Board is committed to building and protecting your investment by holding the EGM promptly and taking the steps necessary to align our governance policies with your interests and ensure that the composition of our Board fairly reflects shareholders’ intentions.

On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

Irwin Federman	Eyal Waldman
Chairman of the Board	President, CEO and Director

About Mellanox

Mellanox Technologies (NASDAQ: MLNX) is a leading supplier of end-to-end InfiniBand and Ethernet smart interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at: www.mellanox.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included or incorporated by reference in this Current Report, other than statements or characterizations of historical fact, are forward-looking statements, including the Company’s outlook for the three months ending March 31, 2018 and the full fiscal year ending December 31, 2018, statements related to trends in the market for the Company’s solutions and services, opportunities for the Company in the fiscal year ending December 31, 2018 and beyond, and future product capabilities. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company’s industry and business, management’s beliefs and certain assumptions made by the Company, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of the Company’s product line, customer base and the total available market of the Company’s products, the continued growth in demand for the Company’s products, the continued, increased demand for industry standards-based technology, the Company’s ability to react to trends and challenges in its business and the markets in which it operates, the Company’s ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of the Company’s products, the Company’s ability to establish and maintain successful relationships with its OEM partners, the Company’s ability to effectively compete in its industry, fluctuations in demand, sales cycles and prices for the Company’s products and services, the Company’s success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, the Company’s ability to protect its intellectual property rights, the Company’s ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses, the Company’s success in realizing the anticipated benefits of mergers and acquisitions, and the Company’s ability to obtain debt at competitive rates or in sufficient amounts in order to fund its contractual commitments. Furthermore, the majority of the Company’s quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. The Company has limited visibility into actual end-user demand as such demand impacts the Company and its OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into the Company’s revenue and production forecasts and business planning and could negatively impact its financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for the Company’s products, and negative financial news. Consequently, the Company’s results could differ materially from its prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in the Company’s documents filed with or furnished to the Securities and Exchange Commission (the “SEC”).

More information about the risks, uncertainties and assumptions that may impact our business is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 16, 2018. All forward-looking statements in this letter to shareholders, including the outlook for the three months ending March 31, 2018 and the full fiscal year ending December 31, 2018, are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update these forward-looking statements.

Important Additional Information and Where You Can Find It

The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of proxies in connection with the matters to be considered at the EGM and the 2018 AGM. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s preliminary proxy statement filed with the SEC on March 7, 2018 and reports filed by the Company and Forms 3 and Forms 4 filed by the Company’s executive officers and directors with the SEC after March 7, 2018. These documents are available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statements for its EGM and its 2018 AGM, including the schedules and appendices thereto.

The Company intends to furnish its definitive proxy statements and WHITE proxy cards for the EGM and the 2018 AGM to each shareholder entitled to delivery of a proxy, and intends to file such definitive proxy statements and WHITE proxy cards with the SEC. THE COMPANY URGES ITS SHAREHOLDERS TO CAREFULLY READ SUCH DEFINITIVE PROXY STATEMENTS (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS THERETO), ACCOMPANYING WHITE PROXY CARDS AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Copies of the definitive proxy statements, any solicitation materials and any other documents filed by the Company with the SEC will be made available free of charge at the SEC’s website at www.sec.gov. These documents will also be made available free of charge on the Company’s website at www.mellanox.com or by contacting the Company’s proxy solicitor, Mackenzie Partners, Inc. at mlnxproxy@mackenziepartners.com.

Mellanox Technologies, Ltd.

Investor Contact

Jeffrey Schreiner, +1-408-916-0012

jschreiner@mellanox.com

or

Media Contact

Joele Frank, Wilkinson Brimmer Katcher

Jed Repko, Jeff Kauth, Kaitlin Kikalo

+1-415-869-3950 / +1-212-355-4449

or

Israel PR Contact

Galai Communications Public Relations

Jonathan Wolf, +972 3-613-52-84

yoni@galaipr.com

or

Israel IR Contact

Gelbart Kahana Investor Relations

Emanuel Kahana, +972 3-607-47-17

mano@gk-biz.com